To the Board of Trustees of The Pilot Growth
 and Income Fund,
     Pilot Equity Income Fund,
     Pilot U.S. Government Securities
 Fund,
     Pilot Intermediate U.S. Government
 Securities Fund,
     Pilot Municipal Bond Fund,
     Pilot Intermediate Municipal Bond
Fund, and
     Pilot Small Capitalization Equity Fund
 of The Pilot Funds (The Pilot Funds):

In planning and performing our audit of the financial
 statements of The Pilot Funds
for the year ended August 31, 1996, we considered
 its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Pilot Funds is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure
 would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
 A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low l evel the risk that errors or irregularities in amount s that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
  However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 21, 1996